Exhibit 10.10
                         Form of Stock Option Agreement

                      ESG Re Limited 1997 Stock Option Plan
                             Stock Option Agreement

      THIS AGREEMENT (the "Agreement") is made effective as of the __ day of _____, 199_ (hereinafter called the "Date of Grant"), between ESG Re Limited (hereinafter called the "Company"), and [Optionee] (hereinafter called the "Participant" or the "Optionee"):

                                R E C I T A L S:

      WHEREAS, the Company has adopted the ESG Re Limited 1997 Stock Option Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

      WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Participant pursuant to the Plan and the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ___________ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $20.00 per Share (the "Exercise Price").

      2. Vesting.

            (a) The Option will be 1/4 vested on the Date of Grant and, subject to the Participant's continued employment with the Company, the remainder of the option shall vest in 1/3 increments on each of the second, third and fourth anniversaries of the Date of the Grant; provided, however, that the option shall become 100% vested upon the death of the Optionee or upon a Change of Control (as defined below).

      At any given time, the portion of the Option which has become vested and exercisable as described above is hereinafter referred to as the "Vested Portion".

      For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company other than to the Company or any of the Affiliates, or (ii) a merger or sale of the Company pursuant to which the shareholders of the Company immediately prior to such merger or sale do not own a majority of the stock of the Company or the surviving corporation immediately after such merger or sale.
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            (b) If the Participant's employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

      3. Exercise of Option.

            (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earlier of (i) six months following the Participant's termination of employment other than by the Company for Cause (as defined below) or, if so provided in the Participant's employment agreement, by the Participant other than for Good Reason (as defined in the Participant's employment agreement); (ii) termination of the Participant's employment by the Company for Cause or, if so provided in a Participant's employment agreement, by the Executive other than for Good Reason; or (iii) the tenth anniversary of the Date of Grant; provided, however, that the Option shall automatically terminate and expire upon violation of any non-competition, non-solicitation or confidentiality provision in the Participant's employment agreement, if any.

      For purposes of this Agreement, "Cause" shall mean "Cause" as defined in the Participant's employment agreement, or if no employment is in effect "Cause" shall mean: (i) Participant's failure or refusal to perform his or her duties or to perform specific directives of the Board, provided that such directives do not violate any applicable law or industry standards; (ii) dishonesty of Participant affecting the Company, or any affiliates; (iii) alcoholism or use of drugs or any controlled substances which interferes with the performance of Participant's duties and responsibilities; (iv) any gross or willful conduct of Participant resulting in substantial loss to or theft from the Company or any of its affiliates; or substantial damage to the Company or any of its affiliates' reputation or theft from the Company or any of its affiliates; or (v) Participant is charged with a felony or other serious crime, whether or not related to the business of the Company or its affiliates, including but not limited to, any crime related to tax evasion, bribery, theft, political payoffs, etc.

            (b) Method of Exercise.

                  (i) An option granted under the Plan shall be deemed exercised when the person entitled to exercise the Option delivers written notice to the Company, in the form attached as Exhibit A hereto, at its principal business office, directed to the attention of the Chairman of the Board, of the decision to exercise; and

                  (ii) concurrently tenders to the Company full payment for the shares to be purchased pursuant to such exercise.

            (c) Payment for shares with respect to which an Option is exercised may be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Board); (ii) with the consent of the Board in its sole discretion, by personal check (subject to collection) and which may in the Board's discretion be deemed conditional; and (iii) by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Board of Directors may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby. In addition, subject to such rules as may be established by the Board, payment may be deemed to


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

be satisfied by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at the time of exercise.

      4. Reload Options. Options shall be granted to permit a Participant to reacquire any Shares such Participant delivered to the Company as payment of the exercise price in connection with the exercise of the Option hereunder or to reacquire any Shares retained by the Company to satisfy the Participant's withholding obligation in connection with the exercise of the Option hereunder (a "Reload Option"). The terms of such Option shall be identical in all material respects to the terms of this Option, provided, however, that the exercise price for each Share granted under the Reload Option shall be the Fair Market Value of a Share at the time such Reload Option is granted.

      5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

      6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      7. Transferability.

            (a) Subject to subsection (b) below, each Option shall be exercisable only by the Optionee during the Optionee's lifetime, or, if permissible under applicable law, by the Optionee's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee otherwise than by will or by the laws of descent and distribution or, if inapplicable, transmission on death in accordance with the Bye-Laws of the Company and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (b) Notwithstanding the foregoing, the Option may be transferred by the Optionee without consideration, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to:

                  (i) the Optionee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                  (ii) a trust solely for the benefit of the Optionee and his or her Immediate Family; or

                  (iii) a partnership, corporation or limited liability company whose only partners,


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

      shareholders or members are the Optionee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); provided that the Optionee gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and this Agreement.

      The terms of the transferred option shall apply to the Permitted Transferee and any reference in the Plan or this Agreement shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer the Option, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise the transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Board determines that such a registration statement is necessary or appropriate, and (c) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Optionee under the Plan or this Agreement or otherwise.

      8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Board may reasonably request in order to comply with applicable securities laws or with this Agreement.

      9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

      10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF BERMUDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      11. Option Subject to Plan/Optionees Acknowledgments. By entering into this Agreement the Participant agrees and acknowledges that (a) the Participant has received and read a copy of the Plan and (b) neither the Company nor the Board and its respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement. The agent shall be subject to all the terms and provisions of the Plan which are incorporated hereby and made a part hereof including the provisions of Section 8(d) of the Plan (generally relating to withholding) and Section 7 (relating to amendments and adjustments). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

      12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


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

                                    Accepted ___________, 1997

                                    ESG Re Limited


                                    By:__________________________
                                       Wolfgang M. Wand
                                       Chief Executive Officer

                                    Optionee


                                    By:__________________________
                                       Name:


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

                                                                       EXHIBIT A

                                 EXERCISE NOTICE
                 [To be executed upon exercise of Stock Option]

ESG Re Limited:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Stock Option Agreement ("Agreement") dated ___________, 1997, for, and to purchase thereunder, ____________ shares of Common Stock, par value $1.00 per share, of ESG Re Limited ("Common Stock"), as provided for in such Agreement, and tenders herewith payment of the exercise price in full in a form permitted under __________ of the Agreement.

      Payment of the option exercise price is being made in full [Check Applicable Item]:

      _______ in the form of a certified or official bank check or the equivalent thereof acceptable to the Board;

      _______ by delivery to the Company of an assignment of the proceeds from the sale of Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company;

      _______ if so permitted by the Board, by personal check (subject to collection); or

      _______ by delivery of shares of Common Stock already owned by the undersigned for at least six months prior to such delivery.

      The undersigned agrees and acknowledges that he has received a copy of the current prospectus relating to the issuance of shares under the ESG Re Limited 1997 Stock Option Plan (the "Plan").

      The undersigned hereby further agrees to be bound by the provisions of the Plan and the Agreement.


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

      Please issue a certificate or certificates for such shares of Common Stock, to me at the address set forth in the Agreement, or in the name of ________________________________ at the address listed below:

(Please Print)


Name of Optionee:___________________________________________________

Address:____________________________________________________________


                             Signature:_____________________________

Date:_________________


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